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                                   EXHIBIT 22
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               CRAFTMADE INTERNATIONAL, INC. AND ITS SUBSIDIARIES

                                   EXHIBIT 22

     The following schedule lists the subsidiaries of Craftmade International, Inc., a Texas corporation, as of August 28, 1995:

                                                            PERCENT OWNED
        CORPORATE NAME            STATE OR ORGANIZATION      BY COMPANY
------------------------------    ---------------------     -------------
Durocraft International, Inc.          Texas                  100%
C/D/R Incorporated                   Delaware                 100%